EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

June 20, 2023

Centrus Energy Corp. Reports Results of Annual Stockholder Meeting and Announces Extension of Section 382 Rights Agreement
BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) (the “Company”) announced the results of its 2023 annual meeting of stockholders held on June 20, 2023. As of April 24, 2023, the meeting’s record date, there were 14,761,818 shares of the Company’s Class A common stock outstanding, each entitled to one vote, and approximately 76 percent of those shares were represented at the annual meeting.
The Company’s stockholders passed all five proposals, including electing the seven director nominees for a term of one year; approving an advisory vote to approve the Company’s executive compensation; approving the amendment of the Company’s Section 382 Rights Agreement; and ratifying the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2023. In addition, a non-binding advisory vote asked shareholders whether the advisory vote on the Company’s executive compensation should occur every one, two, or three years; the majority of shareholders voted for the one year option.
Stockholders reelected Kirkland H. Donald, Tina W. Jonas, William J. Madia, Daniel B. Poneman, Bradley J. Sawatzke, Neil S. Subin, and Mikel H. Williams to the Board of Directors.
The Company also announced today that after obtaining the approval of stockholders at its 2023 annual meeting, it had entered into the fifth amendment to the Company’s Section 382 Rights Agreement (the “Rights Plan”) designed to preserve the Company’s substantial tax assets associated with net operating loss carryforwards (“NOLs”) under Section 382 of the Internal Revenue Code (“Section 382”). The fifth amendment extends the Rights Plan through June 30, 2026. The Rights Plan is similar to plans adopted by other public companies with significant NOLs.
Pursuant to U.S. federal income tax rules, the Company’s use of certain tax assets could be substantially limited if the Company experiences an “ownership change” (as defined in Section 382). In general, an ownership change occurs if the ownership of the Company’s stock by “5 percent stockholders” increases by more than 50 percent over the lowest percentage owned by such stockholders at any time during the prior three years on a rolling basis.
For additional details regarding the amendment to the Rights Plan, please see the Company’s forthcoming Current Report on Form 8-K and amendment to Registration Statement on Form 8-A to be filed with the Securities and Exchange Commission.
About Centrus Energy
Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.
Forward Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider this press release and our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, and our Quarterly Reports filed on Form 10-Q. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Contacts:
Investors: Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com
Media: Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com
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